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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   COM21, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                         94-3201698
   (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


          750 Tasman Drive
            Milpitas, CA                                         95035
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become effective
filing pursuant to General               simultaneously with the
Instruction A(c)(1) please check         effectiveness of a concurrent
the following box.   [ ]                 registration statement under the
                                         Securities Act of 1933 pursuant
                                         to General Instruction A(c)(2)
                                         please check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED

           Not Applicable                          Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                (TITLE OF CLASS)



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ITEM 1.        Description of Registrant's Securities to be Registered.

               Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-48107) (the "Registration Statement") as originally filed on March 17, 1998, and as subsequently amended.

ITEM 2.        Exhibits.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
3.1            Form of Registrant's Amended and Restated Certificate of
               Incorporation to be filed with the Delaware Secretary of State upon effectiveness of the Offering. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement
               on Form S-1 (File No. 333-48107).)

3.2 Form of Registrant's Amended and Restated Bylaws to be effective upon the effectiveness of the Offering. (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-48107).)

4.1 Specimen of Registrant's Common Stock Certificate. (Incorporated herein by reference to Exhibit 4.1 to the Company's Registration
               Statement on Form S-1 (File No. 333-48107).)




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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Com21, Inc.



Date: April 8, 1998               By:   /s/ David L. Robertson
                                        ---------------------------------------
                                        David L. Robertson, Vice President,
                                        Finance Chief Financial Officer
                                        and Secretary